UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 2, 2013
(Date of earliest event reported)

SILVER DRAGON RESOURCES INC.
(Exact name of registrant as specified in its charter)

0-29657
(Commission File Number)

Delaware	33-0727323
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

200 Davenport Road
Toronto, Ontario, M5R 1J2
(Address of Principal Executive Offices) (Zip Code)

(416) 223-8500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on Form 8-K, on June 3, 2013, Silver Dragon Resources Inc. (the “Company”) entered into an amendment (the “Amendment”) to the original Tonaquint agreements, which consist of the note and warrant purchase agreement dated February 15, 2011 with Tonaquint, Inc., a Utah corporation (“Tonaquint”), secured convertible promissory note of the Company in the principal amount of $2,766,500 (the “Tonaquint Note”), 10 secured notes of Tonaquint in favor of the Company (each, a “Buyer Note”) and a warrant to purchase common stock of the Company. Under the Amendment, Tonaquint agreed to accelerate payment of a portion of the amounts payable to the Company under the tenth Buyer Note. The aggregate amount Tonaquint agreed to accelerate was $120,000 (the “Payoff Amount”), which the parties agreed was satisfaction in full of the aggregate principal amount owing under the tenth Buyer Note of $200,000.

The Payoff Amount was payable in two installments. The first payment of $60,000 was paid upon execution of the Amendment on June 3, 2013. If the Company met all of the Second Payment Conditions at any time during the period beginning July 3, 2013 and continuing until November 30, 2013, Tonaquint would pay the second payment of $60,000. Although the Company did not yet meet all of the Second Payment Conditions, Tonaquint agreed to advance the second payment of $60,000 on August 2, 2013 and the Company has received such payment.

The Company also previously announced that it had entered into letter agreements dated November 29, 2012 (the "Letter Agreements") with lenders, Gel Properties, LLC, JMJ Financial and Tonaquint, Inc., pursuant to which the lenders agreed, among other things, that if the Company paid an aggregate amount by a fixed time on March 31, 2013 (the "Payoff Date"), such payment would constitute payment in full of any and all obligations due and owing under the promissory notes owed to these lenders. Subsequently, the Company disclosed that, effective April 12, 2013, the Company and the lenders entered into a supplemental letter agreement, pursuant to which the lenders agreed to extend the Payoff Date to June 30, 2013.

On August 8, 2013, the Company and the lenders entered into a second supplemental letter agreement, pursuant to which the lenders agreed to extend the Payoff Date to September 30, 2013. In consideration for the extension to the payoff date the Company agrees to increase the outstanding balance of certain notes and other obligations to Tonaquint by $30,000, to JMJ Financial by $10,000 and to GEL Properties by $10. All other terms and conditions of the original Letter Agreements remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER DRAGON RESOURCES INC.

Date: August 8, 2013	/s/ Marc Hazout
By: Marc Hazout, President & CEO